UCP Elects Eric H. Speron to Board of Directors

San Jose, California, December 1, 2016. UCP, Inc. (NYSE: UCP) today announced that its Board of Directors has elected Eric H. Speron as a new director, effective December 12, 2016. Mr. Speron has over 16 years of management and advisory experience across the financial services industry. Since January 2016, Mr. Speron has also served as a member of the Board of Directors of PICO Holdings, Inc. (Nasdaq: PICO), which is UCP’s controlling stockholder. Mr. Speron will be a Class I Director and replace John R. Hart, who will resign as a director effective December 12, 2016.

Dustin L. Bogue, President and CEO of UCP and a member of its Board of Directors, stated, “We are pleased to welcome Eric to our Board. He brings significant financial management, investing and strategic experience that we expect will contribute positively to our continued improvement in profitability and returns on equity. He is aligned with our core values and committed to our goals to build on our revenue momentum, discipline in operations and ongoing transformation of our business to drive shareholder value.”

Michael C. Cortney, Chairman of UCP’s Board of Directors, added, “We are delighted that Eric has agreed to join our Board. Eric’s strong business and investment acumen further strengthens our Board, which is fortunate to have a diverse team of highly respected business leaders. His counsel will be an asset to the ongoing expansion of UCP. Additionally, we would like to thank John for his many years of exemplary service on our Board and we wish him well in his future endeavors.”

Mr. Speron is an analyst and portfolio manager of three portfolios managed for clients of First Foundation. He also serves as a member of the investment committee of First Foundation Advisors and, as a member of the First Foundation Advisors investment committee, assists in shaping the portfolio investment process and overall asset allocations. Mr. Speron joined First Foundation Advisors in 2007 from JPMorgan’s Institutional Equity division. Mr. Speron is also a member of the board of directors of PICO Holding, Inc.  Mr. Speron is currently a member of the CFA Institute and the Orange County Society of Financial Analysts. He earned a Bachelor of Arts Degree with a double major from Georgetown University where he was also voted Academic All-American, Mid-Atlantic, for his academic and athletic accomplishments.

About UCP, Inc.

UCP is a homebuilder and land developer with expertise in residential land acquisition, entitlement, and development, as well as home design, construction and sales. UCP operates in the States of California, Washington, North Carolina, South Carolina and Tennessee. UCP

designs and builds single-family homes for a variety of lifestyles and budgets through its wholly-owned subsidiary, Benchmark Communities, LLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “project,” “goal,” “intend,” “continue” or other similar expressions. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, including, but not limited to, those described in the “Risk Factors” section of UCP, Inc.’s most recent Annual Report on Form 10-K, as may be updated from time to time in UCP, Inc.’s periodic filings with the Securities and Exchange Commission (the “SEC”), all of which are available free of charge on the SEC’s website at www.sec.gov.

Any forward-looking statement made by UCP, Inc. herein, or elsewhere, speaks only as of the date on which it was made. New risks and uncertainties come up from time to time, and it is impossible for UCP, Inc. to predict these events or how they may affect it. UCP, Inc. expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Source: UCP, Inc.

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